UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 23, 2013

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

On October 23, 2013, Blacksands Petroleum, Inc., a Nevada corporation (the “Company”), sold 500,000 shares of shares of common stock, $0.001 par value (the “Shares”) in a private placement to an accredited investor, for a purchase price of $1,000,000.   The Shares sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruno Mosimann

Effective October 24, 2013, the board of directors of the Company appointed Bruno Mosimann as the President of the Company.   Mr. Mosimann has been the interim Chief Executive Officer since October 3, 2013 and a director of the Company since May 2006. Since July 1985, he has been the President and Managing Director of Romofin AG, a firm that supplies investment management services to its customers.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Common Stock Purchase Agreement, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: October 29, 2013	By:	/s/ BRUNO MOSIMANN
Bruno Mosimann
Chief Executive Officer

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